UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 9, 2015 (Date of earliest event reported)
Gas Natural Inc. (Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio (Address of principal executive offices)	44114 (Zip Code)
(440) 974-3770 (Registrant’s telephone number, including area code)

8500 Station Street, Suite 100, Mentor, Ohio, 44060
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 9, 2015, John R. “Jack”  Male, Thomas J. Smith and James E. Sprague voluntarily resigned from the board of directors of Gas Natural Inc. (the “Company”). Both Mr. Sprague, who is continuing as the Company’s Chief Financial Officer, and Mr. Smith, the Company’s previous CFO, did not qualify as independent directors. The remaining board members reduced the size of the board to seven and appointed Michael Brooks Bender to fill the vacant board seat.

Mr. Bender, age 37, brings more than ten years of experience in finance, acquisition and divestiture, legal and governance matters. Mr. Bender currently serves as Director, Corporate Secretary, and Corporate Counsel of The InterTech Group, Inc., a large, privately held, diversified holding company. An affiliate of The InterTech Group, Inc. is the largest shareholder of the Company and currently owns approximately 9% of the Company’s issued and outstanding common stock. Previous to his current role, Mr. Bender was an attorney at Moore and Van Allen, PLLC where he was lead attorney for clients in various business, finance, mergers and acquisitions and commercial property matters. He began his career at Powell Goldstein, LLP as a corporate securities law attorney. Mr. Bender earned his J.D. from the Walter F. George School of Law, Mercer University.

The board determined that Mr. Bender qualifies as an independent director under applicable NYSE MKT standards. The Company’s board now consists of seven members.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ James E. Sprague
Name:	James E. Sprague
Title:	Chief Financial Officer

Dated: February 9, 2015